EXHIBIT 10.3

[GRAPHIC OMITTED]
GE Healthcare Financial Services            Internal Contract Ref. # 8541217-002
                                            Internal Order Ref. # 861411520
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                               EQUIPMENT SCHEDULE
                             DATED AS OF 02/12/2006
                          TO MASTER SECURITY AGREEMENT
                              DATED AS OF 8/29/2005

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     This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of the Master Security Agreement identified above ("Agreement"). Except as provided herein, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

1. EQUIPMENT: Subject to the terms and conditions of the Agreement, Secured Party agrees to finance Debtor's purchase of, the Equipment described below (the "Equipment").

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    Number                                          Supplier/                 Financed     Model, VIN #, Unit #
   of Units             Site                      Manufacturer             Equipment Cost     and/or Type Of
                                                                                                 Equipment
---------------------------------------------------------------------------------------------------------------------
1              Permier PET Imaging of      JRT Associates                    $60,000.00         Hot Lab
               Jacksonville                5 Nepperhan Avenue, Suite 2B
               5210 Belfort Road           Elmsford, NY  10523
               Suite 130
               Jacksonville, FL 32256
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

2. TERMS AND INSTALLMENTS:

     A. Term of Schedule: 84 months. The Term of this Schedule will commence on ________ (the "Term Commencement Date") and continue for the term specified immediately above, subject to and in accordance with the terms and conditions of this Schedule. In the event that the Term Commencement Date does not occur on or prior to June 30, 2006, Secured Party may at anytime thereafter, at its option, by written notice to Debtor, terminate this Schedule, after which termination this Schedule shall be of no further force or effect.

     B. Down Payment: $0.00

     C. Monthly Installment: 5 Month(s) @ $0.00; 79 Month(s) @ $1,036.61, plus all applicable taxes. All payments will be in arrears. . In states assessing upfront sales and use tax, your Monthly Rentals will be adjusted to include the applicable sales and use tax amortized over the Term using a rate that preserves Secured Party's economic yield for the transaction described in this Agreement. Debtor's payment of Monthly Installments to Secured Party will be in accordance with the "Monthly Installments/Down Payments" section of the Agreement. The interest rate with respect to this Schedule will be established on the Term Commencement Date. The interest rate will be equal to 8.69% per annum and will be adjusted based on the number of basis points, plus or minus, as applicable, that the Index Rate (as defined in this paragraph) has changed from original rate quote 4.53% per annum. The "Index Rate" shall mean the per annum rate of interest published on the date selected by Secured Party, which date shall be no earlier than seven (7) business days immediately preceding the Term Commencement Date by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the 7 Year Treasury Constant Maturities rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days occurring in the period for which interest is payable.

     D. Accrued Interest:If the Term Commencement Date is not the 1st or 15th of any calendar month (a "Payment Date"), the initial Term shall be extended by the number of days between the Term Commencement Date and the Payment Date which occurs after the Term Commencement Date (the "Interim Period"). Debtor shall pay accrued interest for the Interim Period. The accrued interest will be due on the first payment due date and calculated as the Daily Interest Cost times the number of days in the Interim Period. For purposes of this calculation, the "Daily Interest Cost" shall equal the Interest Rate divided by 360 and times the total funding amount under the Term of this Schedule.

3. PREPAYMENT PREMIUM. The Debtor may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original financed Equipment cost for the indicated period:

     Prior to the first annual anniversary date of this Schedule: no prepayment permitted

     Month thirteen (13) through and including month twenty-four (24) of this
     Schedule: four percent (4%)

     Month twenty-five (25) through and including month thirty-six (36) of this
     Schedule: three percent (3%)

     Month thirty-seven (37) through and including month forty-eight (48) of this Schedule: two percent (2%)

     And one percent (1%) thereafter, plus all other sums due hereunder.

4. AUTODRAFTING:

Equipment Sch to Security Ag          Page 1 of 2                  (Rev. 8/1/05)

     A. Section deleted in its entirety.

5. Debtor does further certify that as of the date hereof (i) Debtor is not in default under the Agreement; (ii) the representations and warranties made by Debtor pursuant to or under the Agreement are true and correct on the date hereof and (iii) Debtor has reviewed and approves of the purchase documents for the Equipment, if any.

6. Any modified or additional terms and conditions of this Schedule are set forth in the following attachments to this Schedule: Acceptance Certificate.

7. Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect.


SECURED PARTY:                           DEBTOR:

General Electric Capital Corporation     The Sagemark Companies LTD.


By:                                      By:    /s/ THEODORE B. SHAPIRO
        -----------------------------           --------------------------------
Name:                                    Name:  Theodore B. Shapiro
        -----------------------------           --------------------------------
Title:  Duly Authorized Signatory        Title: President and Chief Executive
                                                Officer
                                                --------------------------------


Equipment Sch to Security Ag          Page 2 of 2                  (Rev. 8/1/05)